SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 12 or 15(d) of
                       The Securities Exchange Act of 1934

                          Date of Report: March 1, 2000


                          LEE ENTERPRISES, INCORPORATED
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Delaware                          1-6227                    42-0823980
---------------                   -----------              -------------------
(State or other                   (Commission                (IRS Employer
jurisdiction of                   File Number)             Identification No.)
incorporation)


215 N. Main Street, Davenport, IA                                   52801-1924
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(Address of principal executive offices)                             ZIP Code


                                 (319) 383-2100
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              (Registrant's telephone number, including area code)

Item 5.  Other Events

                  On March 1, 2000 the Registrant issued the following press release announcing its plans to sell its broadcasting properties, consisting of nine network-affiliated and seven satellite television stations, and focus on expanding its newspaper publishing and Internet services.

NEWS RELEASE
------------
For immediate release:  March 1, 2000


Lee Enterprises plans to sell TV stations and expand in publishing, online services


DAVENPORT, Iowa (March 1, 2000) - Lee Enterprises (NYSE:LEE) announced plans today to sell its broadcasting segment and expand in publishing, online and information services.

Richard D. Gottlieb, chairman and chief executive officer, said the company has engaged Credit Suisse First Boston and McFarland Dewey & Co. LLC to evaluate alternatives for selling Lee's nine network-affiliated and seven satellite television stations. He said Lee is evaluating several potential publishing and online acquisitions.

He said discussions with potential buyers would begin immediately and that a transaction could be completed within two or three months. The sale would then require federal regulatory approval.

Gottlieb said Lee has refocused its strategy in response to media trends, including ownership consolidation in the broadcasting industry.

"Although we believe broadcasting will remain a fine business," he said, "we concluded that the relatively small size of our holdings eventually would limit our ability to control our future. Rather than expand in television, we have decided to accelerate our growth in the other arenas, where we see very exciting opportunities."

Gottlieb said the broadcasting division has performed exceptionally well in the last year. "By almost every measure, our stations have accelerated their performance in impressive ways and our people are doing outstanding work," he said. "Yet, in the long term, they will be even more successful if they are part of a larger broadcasting group."

In fiscal 1999, the stations contributed $122.5 million of Lee's $536.3 million in total revenues. About 1,000 of Lee's 6,200 employees work in broadcasting.

Mary Junck, president and chief operating officer, said Lee is leveraging the strength of its newspapers and building powerful local and regional online sites serving communities of interest with news, information, entertainment, e-commerce and other consumer and retail services.

"We are the leading source for news, information and advertising in our markets and we have earned enormous levels of trust," she said. "Our brands and local relationships will remain assets of enduring and unparalleled value online as well as in print as we continue to expand the communities of interest we serve."

She said Lee is looking at publishing acquisitions and online investments in markets where it can have a significant impact. "We want to be in more markets like ones we're already in - big enough for a strong economy but where, by lifestyle, special interest or geographic size, we can have a close relationship with our customers."

In the last year, Lee has purchased or traded for two daily newspapers and a dozen other weekly publications to expand regional groupings in Montana, Nebraska, Wisconsin and Oregon.

Lee provides integrated online services at its 21 daily newspapers and more than 80 weekly, shopper, classified and specialty publications. Current online investments include the International Newspaper Network and the AdOne Classified Network.

Lee is based in Davenport, Iowa. Its stock is traded on the New York Stock Exchange under the symbol LEE.

Lee's television stations, listed by the size of their Designated Market Area:

o        KOIN-6 (CBS), Portland, Oregon (nation's 23rd largest DMA).

o KRQE-13 (CBS), Albuquerque, New Mexico (49th DMA); and satellite stations KREZ-6 (CBS), Durango, Colorado / Farmington, New Mexico; and KBIM-10 (CBS), Roswell, New Mexico.

o        WSAZ-3 (NBC), Huntington / Charleston, West Virginia (59th DMA).

o KSNW-3 (NBC), Wichita, Kansas (65th DMA); and satellite stations KSNG-11 (NBC), Garden City, Kansas; KSNC-2 (NBC), Great Bend, Kansas; and KSNK-8 (NBC), Oberlin, Kansas.

o KGMB-9 (CBS), Honolulu, Hawaii (71st DMA); and satellite stations KGMD-9 (CBS), Hilo, Hawaii; and KGMV-3 (CBS), Wailuku, Maui, Hawaii.

o        KGUN-9 (ABC), Tucson, Arizona (72nd DMA).

o        KMTV-3 (CBS), Omaha, Nebraska (73rd DMA).

o        KMAZ-48 (Telemundo), El Paso, Texas (96th DMA).

o        KSNT-27 (NBC), Topeka, Kansas (138th DMA).

The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements. This news release contains certain information that may be deemed forward-looking that is based largely on the Company's current expectations and is subject to certain risks, trends, and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends, and uncertainties are changes in advertising demand, newsprint prices, interest rates, regulatory rulings, availability of quality broadcast programming at competitive prices, changes in the terms and conditions of network affiliation agreements, quality and ratings of network over-the-air broadcast programs, legislative or regulatory initiatives affecting the cost of delivery of over-the-air broadcast programs to the Company's customers, and other economic conditions and the effect of acquisitions, investments, and dispositions on the Company's results of operations or financial condition. The words "believe," "expect," "anticipate," "intends," "plans," "projects," "considers," and similar expressions generally identify forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are as of the date of this report. Further information concerning the Company and its businesses, including factors that potentially could materially affect the Company's financial results, is included in the Company's annual report on Form 10-K. The Company does not undertake to publicly update or revise its forward-looking statements.

A copy of this news release is available at www.lee.net
                                            -----------

For more information, please contact Dan Hayes, 319-383-2163, dan.hayes@lee.net
                                                              -----------------


                                   Signatures
                                   ----------

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 LEE ENTERPRISES, INCORPORATED


                                              By:/s/ G. Chris Wahlig
                                                 -------------------------
                                                 G. Chris Wahlig
                                                 Vice President-Finance and
                                                 Chief Accounting Officer

                                                 Dated: March 1, 2000